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                                                                       EX-99.B11


                         REPORT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Tax-Exempt New York Money Market Fund


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Tax-Exempt New York Money Market Fund as of March 31, 1997, the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1991. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of March 31, 1997, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Tax-Exempt New York Money Market Fund at March 31, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1991, in conformity with generally accepted accounting principles.

                                                          /s/ Ernst & Young LLP
                                                          ---------------------
                                                          ERNST & YOUNG LLP




Chicago, Illinois
May 16, 1997
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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" and "Report of Independent Auditors" and to the use of our report with respect to the Tax-Exempt New York Money Market Fund, dated May 16, 1997, and to the use of our report with respect to the Investors Municipal Cash Fund
- Investors Florida Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, and Investors Pennsylvania Municipal Cash Fund, dated May 8, 1997, in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Tax-Exempt New York Money Market Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 (File No. 33-34819) and this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-6108).

                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                         ERNST & YOUNG LLP




Chicago, Illinois
May 16, 1997